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                                                                      EXHIBIT 21

                               SUBSIDIARIES OF
                           NEW CENTURY ENERGIES, INC
                            As of December 31, 1999

          Subsidiary                              State of Incorporation
          ----------                              ----------------------

1.  Public Service Company of Colorado                          Colorado
2.  Southwestern Public Service Company                       New Mexico
3.  Cheyenne Light, Fuel and Power Company                       Wyoming
4.  WestGas InterState, Inc.                                    Colorado
5.  New Century Services, Inc.                                  Delaware
6.  NC Enterprises, Inc.                                        Delaware


                                SUBSIDIARIES OF
                      PUBLIC SERVICE COMPANY OF COLORADO
                            As of December 31, 1999

          Subsidiary                              State of Incorporation
          ----------                              ----------------------

1.  1480 Welton, Inc.                                           Colorado
2.  PSR Investments, Inc.                                       Colorado
3.  PS Colorado Credit Corporation                              Colorado
4.  Green and Clear Lakes Company                               New York
5.  Colorado Natural Fuels, LLC                                 Colorado
6.  Fuel Resources Development Co. (a dissolved Colorado
    corporation)                                                Colorado